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                                                                    EXHIBIT 23.2


                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of SRS Labs, Inc. pertaining to the SRS Labs, Inc. Amended and Restated 1996 Long-Term Incentive Plan, as amended, on Form S-8 of our report dated February 6, 1998 (March 4, 1998, as to Note 10), appearing in the Annual Report on Form 10-KSB of SRS Labs, Inc. for the fiscal year ended December 31, 1997.


/s/ Deloitte & Touche LLP

Costa Mesa, California
September 14, 1998